UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2018

BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor Lynchburg, Virginia		24504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (980) 365-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
We held our annual meeting of stockholders (the “Annual Meeting”) on May 4, 2018. A brief description of and the final vote result for each matter voted on at the Annual Meeting are set forth below. Each matter is described in more detail in our Proxy Statement filed with the U.S. Securities and Exchange Commission on March 23, 2018.
Proposal 1: Election of three Class II directors to serve a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jan A. Bertsch	91,262,360	410,649	4,356,519
James M. Jaska	90,687,923	985,086	4,356,519
Kenneth J. Krieg	91,178,618	494,391	4,356,519
Proposal 2: Advisory vote to approve the 2017 compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,694,439	1,855,024	123,546	4,356,519
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Abstentions
95,023,454	762,166	243,908

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

	By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: May 8, 2018